Exhibit 4.1

EXECUTION VERSION

ARRAY BIOPHARMA INC.

(COMPANY)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(TRUSTEE)

2.625% CONVERTIBLE SENIOR NOTES DUE 2024

INDENTURE

DATED AS OF DECEMBER 1, 2017

i

EXECUTION VERSION

INDENTURE (this “Indenture”), dated as of December 1, 2017, between Array BioPharma Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Indenture;

WHEREAS, the Company has authorized the creation and issuance under this Indenture of its 2.625% Convertible Senior Notes due 2024 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture, and that all requirements necessary to make (i) this Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01          Reserved.

Section 1.02          Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii)           the words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(iii)          the word “or” is not exclusive and the word “including” means including without limitation.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Law” has the meaning specified in Section 12.17 hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authorized Officer” means any Person (whether designated by name or the Persons for the time being holding a designated office) appointed by or pursuant to a Board Resolution for the purpose, or a particular purpose, of this Indenture, provided that written notice of such appointment shall have been given to the Trustee.

“Averaging Period” has the meaning specified in Section 4.04(e) hereof.

“Bid Solicitation Agent” means the Person appointed by the Company, from time to time, to solicit secondary market bid quotations for the Trading Price of the Securities in accordance with Section 4.01(b)(ii) hereof.  J. Wood Capital Advisors LLC will be the initial Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York, or place of payment, is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning specified in Section 4.03(a) hereof.

“Clause A Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Code” has the meaning specified in Section 12.17 hereof.

“Combination Settlement” has the meaning specified in Section 4.03(a) hereof.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 4.07, the shares of common stock, par value $0.001 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by (a) the Company’s President, Chief Executive Officer or any Vice President and (b) the Company’s Chief Financial Officer, Chief Operating Officer, General Counsel, Treasurer or an Assistant Treasurer and delivered to the Trustee; provided that such written request or order may be signed by any two of the officers listed in clause (a) of this definition in lieu of being signed by one of such officers listed in such clause (a) and one of the officers listed in clause (b) of this definition.

“Conversion Agent” has the meaning specified in Section 5.02 hereof.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b) hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 64.6987 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 400 South Hope Street, Suite 500, Los Angeles, CA 90071, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Daily Conversion Value” means, for each of the 25 consecutive VWAP Trading Days during any Observation Period, 4% of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 25.

“Daily Settlement Amount” shall consist of, for each $1,000 principal amount of Securities for each of the 25 consecutive VWAP Trading Days during the Observation Period, (i) cash equal to the lesser of (A) the Daily Measurement Value and (B) the Daily Conversion Value; and (ii) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 25 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ARRY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to each Global Security, the Person specified in Section 2.02(b) as the Depositary with respect to such Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” has the meaning specified in Section 4.04(c) hereof.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective.

“Event of Default” has the meaning specified in Section 6.02 hereof.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c) hereof, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Free Convertibility Date” means September 1, 2024.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(a)           any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)           the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Company and another person (other than any of the Company’s Subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, provided that this does not include a transaction that results in the holders of all classes of the Company’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and any of its Subsidiaries, on a consolidated basis, to another person (other than any of the Company’s Subsidiaries);

(c)                                  the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b) above); or

(d)                                 the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market (or their respective successors);

provided, however, that in the case of a transaction or event described in clause (b) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on any of The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market (or their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (b) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 4.03, 4.04 and 4.06 hereof), such event shall not be a “Fundamental Change.” For purposes of this definition, any transaction that constitutes a “Fundamental Change” pursuant to both clauses (a) and (b) above (without giving effect to the proviso to clause (b)(x) above) shall be deemed to be a “Fundamental Change” solely under clause (b) above (subject to the immediately preceding proviso and the proviso to clause (b)(x) above).

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date, references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01 hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01 hereof.

“Global Security” has the meaning specified in Section 2.03(a) hereof.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means, with respect to the payment of interest on the Securities, each June 1 and December 1 of each year (or, if such day is not a Business Day, the immediately following Business Day), beginning on June 1, 2018.

“Issue Date” means, with respect to any Security, the first date of original issuance of such Security (and not, for the avoidance of doubt, the date of issuance of any Security issued in whole or in part upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.05, 3.05, 4.02 and 10.06 hereof).

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average, as determined by the Company, of the mid-point of the last bid and last ask prices for the Common Stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means (x) any event that (i) is a Fundamental Change under clause (a) or (b) of the definition of “Fundamental Change” (subject to any exceptions or exclusions to such definition) or (ii) would be a Fundamental Change, but for the exclusion in clause (b)(x) of the definition of “Fundamental Change,” or (y) the delivery of a Redemption Notice with respect to any Securities called for redemption.

“Make-Whole Fundamental Change Period” has the meaning specified in Section 4.06(a) hereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on the NASDAQ Global Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, December 1, 2024.

“Measurement Period” has the meaning specified in Section 4.01(b) hereof.

“Merger Event” has the meaning specified in Section 4.07(a) hereof.

“Notice of Default” has the meaning specified in Section 6.02(f) hereof.

“Observation Period” means, with respect to any Security surrendered for conversion, (i) subject to clause (ii) of this definition, if the relevant Conversion Date occurs prior to the Free Convertibility Date, the 25 consecutive VWAP Trading Days beginning on, and including, the second VWAP Trading Day after such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the issuance of a Redemption Notice with respect to any Securities being redeemed and prior to the relevant Redemption Date, the 25 consecutive VWAP Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately preceding such Redemption Date; and (iii) if the relevant Conversion Date occurs on or after the Free Convertibility Date and subject to clause (ii) of this definition, the 25 consecutive VWAP Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Chief Operating Officer, General Counsel, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Authorized Officer of the Company. Each such certificate shall include the statements provided for in Section 4.10(b), Section 4.11, Section 5.06, Section 5.07 and Section 12.16 if and to the extent required by the provisions of such Section.

“Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, and who is reasonably acceptable to the Trustee.

“Outstanding” means, with respect to the Securities any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 2.05, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the

Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Paying Agent” means any Person authorized by the Company to pay the principal amount of, any premium on, interest on, Fundamental Change Purchase Price of, or Redemption Price of any Securities on behalf of the Company.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated association or a government or an agency or a political subdivision thereof.

“Physical Securities” means any permanent certificated Security in definitive, fully registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” has the meaning set forth in Section 4.03(a) hereof.

“Preliminary Private Placement Circular” means the Preliminary Private Placement Circular dated November 15, 2017.

“Publicly Traded Securities” has the meaning specified in the definition of “Fundamental Change” under this Section 1.02.

“Redemption Date” means, with respect to any Securities to be redeemed, the date fixed for redemption by the Company in accordance with Section 10.02.

“Redemption Notice” has the meaning specified in Section 10.04 hereof.

“Redemption Price” has the meaning specified in Section 10.03 hereof.

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, May 15 (whether or not a Business Day) or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.04(a) hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Security” or “Securities” has the meaning specified in the second paragraph of the Recitals of this Indenture.

“Security Register” shall have the meaning specified in Section 2.03(a).

“Security Registrar” shall have the meaning specified in Section 2.03(a).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 4.03(a) hereof.

“Settlement Election” has the meaning specified in Section 4.03(a) hereof.

“Settlement Election Notice” has the meaning specified in Section 4.03(a) hereof.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to be elected) by the Company in accordance with Section 4.03(a)(i).

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received by the Holder upon conversion as specified in the Company’s Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice).

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a) hereof.

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a) hereof.

“Spin-Off” has the meaning specified in Section 4.04(c) hereof.

“Stock Price” has the meaning specified in Section 4.06(c) hereof.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” has the meaning specified in Section 9.02(a) hereof.

“Supplementary Interest” has the meaning specified in Section 6.04(a) hereof.

“Trading Day” means a Scheduled Trading Day on which (i) trading in the Common Stock generally occurs on the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) there is no Market Disruption Event.  If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company and provided by the Company to the Bid Solicitation Agent in writing; provided that the Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of such three independent nationally recognized securities dealers along with the appropriate contact information for each; provided further that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities on such Trading Day will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day.  Any such determination will be conclusive absent manifest error.  If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of (i) the Trading Price and (ii) the Conversion Rate for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so, as the case may be.

“Trigger Event” has the meaning specified in Section 4.04(c) hereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” has the meaning specified in Section 4.07(a) hereof.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c) hereof.

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.”

Section 1.03                             References to Interest.  Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 6.04 hereof.  Any express mention of the payment of Supplementary Interest in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

ARTICLE 2.

THE SECURITIES

Section 2.01                             Title and Terms; Payments.

(a)                                 Establishment; Designation. The Securities shall be designated the “2.625% Convertible Senior Notes due 2024.”  The Securities constitute the senior unsecured obligation of the Company.

(b)                                 Initial Issuance.  Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $126,060,000.  In addition, the Company may execute, and the Trustee may authenticate and deliver, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 2.05, 3.05, 4.02 and 10.06 hereof.

(c)                                  Further Issuances.  The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue (and part of the same series) as the Securities initially issued hereunder so that they will be fungible with the Securities for United States federal income tax and securities law purposes.  Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)                                 Purchases.  The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders.  Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e)                                  Denominations.  The Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02                             Forms.

(a)                                 In General.  The Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto.  Each Security will also bear a form notice of conversion, form fundamental change purchase notice and form of assignment and transfer substantially in the form set forth in Attachments 1, 2 and 3, respectively, to Exhibit A hereto.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Attachment 4 to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.

(b)                                 Initial and Subsequent Form of Securities.  The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.  Neither the Trustee nor any agent shall have any responsibility or liability for actions taken or not taken by the Depositary.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(b)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c)                                  Global Securities.  Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions, redemptions or purchases by the Company.

Only the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers written instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby.  None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03                             Registration, Registration of Transfer and Exchange.

(a)                                 In General.

The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 5.02, the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby initially appointed the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.  The Company may appoint one or more co-Security Registrars in accordance with Section 5.02.

The Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof or for conversion in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer set forth in Attachment 3 to Exhibit A hereto will be deemed to be written instrument of transfer satisfactory to the Company and the Security Registrar.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.03(c) all Securities shall be represented by one or more Securities in global form (each, a “Global Security”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Security that does not involve the issuance of a Physical Security shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture and the procedures of the Depositary therefor.

At such time as all interests in a Global Security have been purchased, converted, cancelled, redeemed or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled, redeemed or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)                                 Global Securities.  Every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (1) by the Depositary to a nominee of the Depositary, (2) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (3) by the

Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)                                  Holders Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, any premium and any interest on such Security at the Maturity Date, in connection with a Fundamental Change, in connection with a redemption, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

(i)                                     Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(ii)                                  If the Company notifies the Trustee in writing that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar.

(iii)                               If an Event of Default has occurred with regard to the Security represented by the relevant Global Security and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

(iv)                              In the case of an exchange for Physical Securities under clause (i) above:

(A)                               each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)                               the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C)                               the Company will promptly execute, and, upon receipt of a Company Order, the Trustee will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

(v)                                 In the case of an exchange for Physical Securities under clause (ii) above:

(A)                               the Company will deliver a written notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)                               the Company will promptly execute, and, upon receipt of a Company Order, the Trustee will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

(C)                               the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

(vi)                              In the case of an exchange for Physical Securities under clause (iii) above:

(A)                               the Security Registrar will deliver a written notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depositary;

(B)                               the Company will promptly execute, and, upon receipt of a Company Order, the Trustee will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C)                               the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

(vii)                           In each of the cases described in clauses (i), (ii) and (iii) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.

Section 2.04                             Payments on the Securities.

(a)                                 In General.  Each Security will accrue interest at a rate equal to 2.625% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date.  Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date for such Security, subject to the provisions of Article 4 hereof, any Conversion Date for such Security, and subject to the provisions of Article 10 hereof, any redemption of such Security.  Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning June 1, 2018, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Pursuant to Section 6.04 hereof, in certain circumstances, the Company may be obligated to pay Holders Supplementary Interest.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date, any Interest Payment Date, Fundamental Change Purchase Date, any Conversion Date or Redemption Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no default shall occur on account of such delay.

(b)                                 Method of Payment.  The Company will pay, or cause the Paying Agent to pay, the principal of, any premium on, the Fundamental Change Purchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the continental United States, prior to 10:00 a.m. New York City time on the relevant payment, redemption or settlement date, as the case may be.  The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address, or (B) if such Holder delivers to the Trustee and the Paying Agent a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Trustee and the Paying Agent a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, any premium on, interest on, the Fundamental Change Purchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment, redemption or settlement date, as the case may be, in accordance with the Applicable Procedures.

(c)                                  Defaulted Payments.  The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date.

Section 2.05                             Mutilated, Destroyed, Lost or Stolen Securities. In case any Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Security, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen.  In every case the applicant for a substituted Security shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Security and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent upon the issuance of any substitute Security, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Security being different from the name of the Holder of the old Security that became mutilated or was destroyed, lost or stolen.  In case any Security that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 4 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Security), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section 2.05 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Securities duly issued hereunder.  To the extent permitted by law, all Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.06                             Execution, Authentication and Delivery of Securities. The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, Chief Executive Officer, Chief Financial Officer, General Counsel, any Vice President or Treasurer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities (together with such other documents as maybe required pursuant to this Indenture), and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities, without any further action by the Company hereunder.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Security, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 12.13), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Securities shall cease to be such Officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such Officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.07                             CUSIP/ISIN Numbers. The Company in issuing the Securities may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 3.

FUNDAMENTAL CHANGE PURCHASE

Section 3.01                             Purchase at Option of Holders upon a Fundamental Change.  If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof such that the remaining principal amount of each Security that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date as calculated by the Company (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Security the Company purchases on a Fundamental Change Purchase Date.

(a)                                 Purchases of Securities under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, prior to Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(ii)                                  if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(i)                                     if certificated, the certificate numbers of such Securities;

(ii)                                  the portion of the principal amount of such Securities, which must be such that the principal amount of each Security that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)                               that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)                                 On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the Applicable Procedures for providing notices.  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a press release and publish such information on the Company’s website.

Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the Effective Date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the Effective Date of the Make-Whole Fundamental Change;

(iii)                               the last date on which a Holder of Securities may exercise the purchase right pursuant to this Section 3.01;

(iv)                              the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change, if applicable;

(viii)                        if applicable, that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture; and

(ix)                              the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Securities or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.01.

(c)                                  Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.01 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities), or any instructions for book-entry transfer of the Securities in compliance with the Applicable Procedures shall be deemed to have been cancelled, and upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02                             Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.01, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03 or deemed withdrawn pursuant to Section 3.01(c)) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security).  Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.01 have been satisfied, and subject to extensions to comply with applicable law) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.03                             Withdrawal of Fundamental Change Purchase Notice.  A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(a)                                 the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(b)                                 if certificated, the certificate numbers of the withdrawn Securities; and

(c)                                  the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Securities are Global Securities, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04                             Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and any previously accrued and unpaid interest on such Securities upon delivery or book-entry transfer of such Securities).

Section 3.05                             Securities Purchased in Whole or in Part.  Any Security that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Security so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.06                             Covenant To Comply with Applicable Laws upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 3.01, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.07                             Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4.

CONVERSION

Section 4.01                             Right To Convert.  (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 4.03(a)(ii) hereof, (x) prior to the Close of Business on the Business Day immediately preceding September 1, 2024, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after September 1, 2024, at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date regardless of the conditions described in Section 4.01(b) hereof.

(b)                                 (i) A Holder may surrender Securities for conversion during any fiscal quarter commencing after December 31, 2017 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day.  Neither the Trustee nor the Conversion Agent will have any responsibility for monitoring sales price conditions.

(ii)                                  A Holder may surrender Securities for conversion during the five consecutive Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day.  The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 4.01(b)(ii) and the definition of “Trading Price” set forth in

Section 1.02 hereof.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Securities) unless a Holder of a Security provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day.  At such time, the Company shall instruct the Bid Solicitation Agent in writing to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $1,000 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day.  Whenever the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.  If, at any time after the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the condition to conversion set forth in this Section 4.01(b)(ii) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing on the first Trading Day on which such condition ceases to be met.  Neither the Trustee nor the Conversion Agent shall have any obligation to determine the Trading Price of the Securities.

(iii)                               If the Company elects to (x) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders and the Trustee in writing at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  After the Company has delivered such notice, Holders may surrender their Securities for conversion at any time until the earlier of (a) Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (b) the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time; provided, however, that Holders may not convert their Securities pursuant to this Section 4.01(b)(iii) if the Company provides that Holders shall participate, at the same time and upon the same terms as holders of the Common Stock, and as a result of holding the Securities, in the relevant issuance or distribution without having to convert their Securities as if they held a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder on the Ex-Dividend Date for such issuance or distribution.

(iv)                              If (x) a Make-Whole Fundamental Change occurs or (y) the Company is a party to (a) a consolidation, merger or binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries to another person (other than any of the Company’s Subsidiaries), the Securities may be surrendered for conversion at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business (x) if such transaction or event is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and (ii) otherwise, on the 35th Business Day immediately following the effective date for such transaction or event.  The Company shall notify the Holders, the Trustee and the Conversion Agent of any such transaction or event in writing:

(A)                               as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction; or

(B)                               if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within two Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(v)                                 If the Company calls the Securities for redemption pursuant to Article 10, Holders will have the right to surrender their Securities for conversion at any time prior to the Close of Business on the second Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time, after which time the Holders will no longer have the right to convert their Securities on account of the Company’s delivery of a Redemption Notice, unless the Company defaults in the payment of the Redemption Price.  With respect to any Securities that are converted in connection with a Redemption Notice, the Company shall increase the Conversion Rate for the Securities so surrendered for conversion by a number of Additional Shares to the extent provided under Section 4.06 hereof. Notwithstanding the foregoing, if the Company calls less than all outstanding Securities for redemption and a Holder (including, for this purpose, the owner of a beneficial interest in a Global Security) is not able to reasonably determine, prior to the close of business on the 29th Scheduled Trading Day immediately preceding the relevant Redemption Date, whether the Securities owned by such Holder (or beneficially owned by such owner of a beneficial interest, as applicable) are subject to such partial redemption (and, as a result thereof, convertible in accordance with this Section 4.01(b)(v)) for any reason, then such Holder (or such owner of a beneficial interest, as applicable) shall be entitled to convert such Securities after the date of the Redemption Notice until the second Business Day immediately preceding the Redemption Date, regardless of whether such Securities  (or such beneficial interests, as applicable) are subject to such partial redemption, and any such conversion will be deemed to be of a Security called for redemption for purposes of Section 4.06.

Section 4.02                             Conversion Procedures.

(a)                                 Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b)                                 To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must comply with the Applicable Procedures for converting a beneficial interest on a Global Security, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.  Any instruction provided to DTC shall be irrevocable.

To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(i)                                     complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)                                  deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(iii)                               if required, furnish appropriate endorsements and transfer documents,

(iv)                              if required, make any payment required under Section 4.02(f); and

(v)                                 if required, pay all transfer or similar taxes as set forth in Section 4.02(g).

If, upon conversion of a Security, any shares of Common Stock are to be issued to a Person other than the Holder of such Security, the related Conversion Notice shall include such other Person’s name and address.

If a Security has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice or a Redemption Notice, such Security may not be converted except to the extent such Security has been withdrawn by the Holder and is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice or a Redemption Notice, as the

case may be, or unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03 hereof or deemed withdrawn pursuant to Section 3.01(c) prior to the relevant Fundamental Change Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04 hereof, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record (i) as of the Close of Business on the last VWAP Trading Day of the applicable Observation Period in a Combination Settlement and (ii) as of the Close of Business on the Conversion Date in a Physical Settlement.  At the Close of Business on the Conversion Date for a Security, the converting Holder shall no longer be the Holder of such Security.

(c)                                  Endorsement.  Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)                                 Physical Securities.  If any Physical Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Physical Securities so surrendered, without charge, new Physical Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Securities.

(e)                                  Global Securities.  Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)                                   Interest Due Upon Conversion.  If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(g)                                  Taxes Due upon Conversion.  If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03                             Settlement Upon Conversion.

(a)                                 Settlement.  Subject to this Section 4.03 and Sections 4.05, 4.06 and 4.07 hereof, upon conversion of any Security, the Company shall pay or deliver, or cause to be paid or delivered, as the case may be, to Holders, in full satisfaction of its conversion obligation under Section 4.01 hereof, in respect of each $1,000 principal amount of Securities being converted a Settlement Amount consisting of, at the election of the Company, solely cash (“Cash Settlement”), solely shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)) (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”).

(i)                                     Settlement Election.  All conversions occurring on or after September 1, 2024 and all conversions for which the relevant Conversion Date occurs after the issuance of a Redemption Notice with respect to any Securities and prior to the related Redemption Date, shall be settled using the same Settlement Method.  Except for any conversions for which the relevant Conversion Date occurs after the issuance of a Redemption Notice but prior to the related Redemption Date, prior to September 1, 2024, the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company will not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.  If the Company elects a Settlement Method (a “Settlement Election”) and a Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”), the Company shall provide to the Holders so converting through the Trustee and instruct the Trustee in writing to send a notice to the Holders of such Settlement (each such notice, a “Settlement Election Notice”) or such Specified Dollar Amount (each such notice, a “Specified Dollar Amount Election Notice”), no later than the Close of Business on the Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring (i) after the date of issuance of a Redemption Notice  and prior to the related Redemption Date, in such Redemption Notice or (ii) on or after September 1, 2024, no later than September 1, 2024).

If the Company does not timely elect a Settlement Method, it shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000.  If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Securities, the Specified Dollar Amount shall be deemed to be $1,000.

(ii)                                  Settlement Amount.  The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed by the Company as follows:

(A)                               if the Company elects Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of its Securities being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b);

(B)                               if the Company elects Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of its Securities being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive VWAP Trading Days during the related Observation Period; and

(C)                               if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of its Securities being converted, an amount of cash and number of shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive VWAP Trading Days during the related Observation Period.

(iii)                               Delivery Obligation.  The Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its conversion obligation under Section 4.01 hereof, (i) on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement; and (ii) on the second Business Day immediately following the last VWAP Trading Day of the related Observation Period, if the Company elects Cash Settlement or Combination Settlement.

(b)                                 Fractional Shares.  Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Security.  Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and (i) in a Physical Settlement, the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day or (ii) in a Cash Settlement or a Combination Settlement, the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (subject to Section 4.03(c) immediately below).

(c)                                  Conversion of Multiple Securities by a Single Holder.  If a Holder surrenders more than one Security for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.

(d)                                 Settlement of Accrued Interest and Deemed Payment of Principal.  If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security, and the Company’s delivery or payment, as the case may be, of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that subject to Section 4.02(f), if a Holder converts a Security after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited.  In addition, if the Settlement Amount for any Security includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.  In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the Regular Record Date for such dividend or distribution.  Prior to the settlement of any conversion in accordance with Section 4.03, a Holder shall not be the owner of any Common Stock issuable upon conversion of such Holder’s Securities, but shall be treated as a stockholder of record as provided under Section 4.02 hereof.

(e)                                  Notices.  Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, written notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

On the first Business Day immediately following the last VWAP Trading Day of the Observation Period applicable to any Security surrendered for conversion in a Cash Settlement or a Combination Settlement, the Company will deliver a written notice to the Conversion Agent and the Trustee (if not also the Conversion Agent) stating the amount of cash and the number of shares of Common Stock, if any, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Security converted on such Conversion Date.

Section 4.04                             Adjustment of Conversion Rate.  The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Securities, in any of the transactions described below without having to convert their Securities, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.  Neither the Conversion Agent nor the Trustee shall be responsible for or shall make any representation as to the validity or value of any common stock, securities or assets issued upon conversion of the Securities or as to the accuracy of any calculation made hereunder.

(a)                                 If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0                         =                 the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1                         =                 the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0                           =                 the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1                           =                 the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

CR0                         =                 the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1                         =                 the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0                           =                 the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X                                       =                 the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                       =                 the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such issuance had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(iii) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Company distributes Distributed Property, to all or substantially all holders of the Common Stock, excluding:

(i)                                     dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(ii)                                  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d) hereof; and

(iii)                               Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 - FMV

where,

CR0                         =                   the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1                         =                   the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0                             =                   the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                    =                 the fair market value (as determined by the Board of Directors) of Distributed Property with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase to the Conversion Rate, each Holder of Securities shall receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for the distribution.

Any increase made pursuant to the formula above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution (including a Spin-Off) is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any of the Company’s Subsidiaries or business units of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a

U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0                         =                   the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1                         =                   the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0               =                 the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0                        =                 the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

If a Holder converts a Security, Cash Settlement or Combination Settlement is applicable to such Security and the first VWAP Trading Day of the Observation Period applicable to such Security occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to “10” Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed since, and including, the effective date of such Spin-Off but before the first VWAP Trading Day of such Observation Period.  If a Holder converts a Security, Cash Settlement or Combination Settlement is applicable to such Security and one or more VWAP Trading Days of the Observation Period for such Security occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to “10” Trading Days deemed replaced with a reference to “one” Trading Day.

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.02 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation

Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire shares of the Company’s Capital Stock or other securities (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c).  If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or

(B)                               an issuance of rights, options or warrants entitling holders of the Common Stock to acquire shares of the Common Stock to which Section 4.04(b) hereof also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) hereof.

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 - C

where,

CR0                         =                   the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1                         =                   the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0                             =                   the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                       =                 the amount in cash per share that the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for such cash dividend or distribution.  Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)                                  If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0                         =                   the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1                         =                 the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC                              =                 the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0                           =                   the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1                           =                   the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1                             =                   the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”).

If a Holder converts a Security, Cash Settlement or Combination Settlement is applicable to such Security and the first VWAP Trading Day of the Observation Period for such Security occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period.  If a Holder converts a Security, Cash Settlement or

Combination Settlement is applicable to such Security and one or more VWAP Trading Days of the Observation Period for such Security occurs on or after the Offer Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, then such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP1” to “10” shall be deemed replaced with a reference to “one”.

(f)                                   Special Settlement Provisions.  Notwithstanding anything to the contrary herein, if a Holder converts a Security in a Combination Settlement, and the Daily Settlement Amount for any VWAP Trading Day during the Observation Period applicable to such Security:

(i)                                     is calculated based on a Conversion Rate adjusted on account of any event described in Sections 4.04(a) through (e) hereof; and

(ii)                                  includes any shares of Common Stock that, but for this provision, would entitle their holder to participate in such event;

then, although the Company will otherwise treat such Holder as the holder of record of such shares of Common Stock on the last VWAP Trading Day of such Observation Period, the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.

In addition, notwithstanding anything to the contrary herein, if a Holder converts a Security, a Combination Settlement is applicable to such Security and:

(i)                                     the record date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 4.04(a) through (e) hereof occurs:

(A)                               on or after the first VWAP Trading Day of such Observation Period; and

(B)                               on or prior to the last VWAP Trading Day of such Observation Period; and

(ii)                                  the Daily Settlement Amount for any VWAP Trading Day in such Observation Period that occurs on or prior to such record date, effective date or Offer Expiration Date:

(A)                               includes shares of the Common Stock that do not entitle their holder to participate in such event; and

(B)                               is calculated based on a Conversion Rate that is not adjusted on account of such event;

then on account of such conversion, the Company will, on such record date, effective date or Offer Expiration Date, treat such Holder, as a result of having converted such Securities, as though it were the record holder of a number of shares of Common Stock equal to the total number of shares of Common Stock that:

(i)                                     are deliverable as part of the Daily Settlement Amount:

(A)                               for a VWAP Trading Day in such Observation Period that occurs on or prior to such record date, effective date or Offer Expiration Date; and

(B)                               is calculated based on a Conversion Rate that is not adjusted for such event; and

(ii)                                  if not for this provision, would not entitle such holder to participate in such event.

(g)                                  Poison Pill.  If a Holder converts a Security, to the extent that the Company has a rights plan in effect, if Physical Settlement applies to such Security, on the Conversion Date applicable to such Security, and if Combination Settlement applies to such Security, on any VWAP Trading Day in the Observation Period applicable to such Security, the Holder converting such Security will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)                                 Reserved.

(i)                                     Limitation on Adjustments.  Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.  If, however, the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(i)                                     on account of stock repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(ii)                                  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)                               upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(iv)                              upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.04(i)(iii) immediately above and outstanding as of the date the Securities were first issued;

(v)                                 for a change in the par value of the Common Stock;

(vi)                              for accrued and unpaid interest on the Securities, if any; or

(vii)                           for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

In addition, the Company will not undertake any transaction that would result in the Company being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per share of Common Stock will be less than the par value of the Common Stock.

(j)                                    For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05                             Discretionary and Voluntary Adjustments.

(a)                                 Discretionary Adjustments.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Observation Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b)                                 Voluntary Adjustments.  To the extent permitted by applicable law and applicable requirements of the NASDAQ Global Market, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06                             Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change and a Redemption Notice.

(a)                                 Increase in the Conversion Rate.  If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change or the Company gives a Redemption Notice pursuant to Section 10.01(a) (provided that, if the Company sends a Redemption Notice for less than all of the Securities outstanding, then the Conversion Rate will be increased as set forth herein only with respect to the Securities called for redemption that are converted in connection therewith, and not with respect to the Securities not called for redemption, so that in that circumstance, Holders of Securities not called for redemption will not be entitled to an increased Conversion Rate for such Securities as set forth in this Section 4.06 on account of the redemption; provided further that, notwithstanding the foregoing and for the avoidance of doubt, Securities (or beneficial interests in a Global Security, as applicable) that are deemed to be called for such partial redemption in the circumstances described under Section 4.01(b)(v) and are converted in connection therewith in accordance with the provisions of this Article 4 will be entitled to an increased Conversion Rate for such Securities as set forth herein on account of such deemed partial redemption) and a Holder elects to convert its Securities in connection with such Redemption Notice, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.06.  A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change pursuant to clause (x) of the definition thereof if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change (such period, the “Make-Whole Fundamental Change Period”).  A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change pursuant to clause (y) of the definition thereof if such Securities were called for redemption thereby and the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the date of the Redemption Notice up to, and including, the Close of Business on the second Business Day immediately prior to the Redemption Date.

(b)                                 Cash Mergers.  Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Security shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in this Section 4.06) multiplied by such Stock Price.  In such event, the

Company’s conversion obligation will be determined and paid to Holders in cash on the third Business Day following the applicable Conversion Date.  Otherwise, the Company will settle any conversion of the Securities following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 4.02 hereof (but subject to Section 4.07 hereof).

(c)                                  Determining the Number of Additional Shares.  The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change or a Redemption Notice shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date of the Make-Whole Fundamental Change or the date of the Redemption Notice, as the case may be, and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change or on the date of the Redemption Notice, as the case may be, as determined under the two immediately following sentences.  If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of “Fundamental Change,” the Stock Price shall be the cash amount paid per share of Common Stock.  Otherwise, the Stock Price shall be the average, as determined by the Company, of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the date of the Redemption Notice, as the case may be.

(d)                                 Interpolation and Limits.  The exact Stock Prices and Effective Dates or dates of the Redemption Notice, as applicable, may not be set forth in the table in Schedule A, in which case:

(i)                                     If the Stock Price is between two Stock Prices in the table or the Effective Date or the date of the Redemption Notice, as the case may be, is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365-day year.

(ii)                                  If the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

(iii)                               If the Stock Price is less than $11.6651 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 85.7258 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04 hereof.

(iv)                              The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted.  The adjusted Stock Prices shall equal the

Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(e)                                  Notices.  The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.07                             Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)                                 Merger Events.  In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a) hereof);

(ii)                                  any consolidation, merger or combination involving the Company;

(iii)                               any sale, lease or other transfer to a third party of the consolidated assets of the Company and any of its Subsidiaries substantially as an entirety; or

(iv)                              any binding share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities based on a number of shares of the Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Securities into or based on a number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to such Merger Event, and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that at and after the effective time of the Merger Event, (x) the Company will continue to have the right to determine the Settlement Method upon conversion of the Securities pursuant to Section 4.03(a)(i) hereof and (y) (i) any amount payable in cash upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07.  Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person.  If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person.

(b)                                 Notice of Supplemental Indentures.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register, within 20 calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c)                                  Prior Notice.  In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event.  In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

Section 4.08                             Stock Issued Upon Conversion.

(a)                                 Reservation of Shares.  To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

(b)                                 Certain other Covenants.  The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09                             Responsibility of Trustee.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, to monitor the Last Reported Sale Price of the Common Stock or the Trading Price of the Securities or to determine whether the Securities are convertible.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.  The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10                             Notice to Holders.

(a)                                 Notice to Holders Prior to Certain Actions.  The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information.  In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)                                     Issuances, Distributions, and Dividends and Distributions.  If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common

Stock described in Section 4.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 20 Scheduled Trading Days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be.  In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(ii)                                  Tender and Exchange Offers.  If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.04(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(iii)                               Voluntary Increases.  If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(iv)                              Dissolutions, Liquidations and Winding-Ups.  If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders and the Trustee in writing as promptly as possible, but in any event at least 20 Scheduled Trading Days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event.  The Company shall deliver an additional notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)                                 Notices After Certain Actions and Events.  Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted.  Each of the Trustee and any Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Section 4.11                             Notice of Adjustment to the Trustee.  Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate at the Corporate Trust Office, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Security at his or her last address appearing on the Security Register  within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

ARTICLE 5.

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01                             Payment of Principal, Interest and Fundamental Change Purchase Price. The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price and the Redemption Price), premium, if any, on and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 5.02                             Maintenance of Office or Agency.  The Company will maintain in the continental United States an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-Security Registrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian, and Conversion Agent, and its Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company hereby initially designates J. Wood Capital Advisors LLC as the Bid Solicitation Agent.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable  Procedures for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

Section 5.03                             Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee who meets the eligibility requirements of Section 12.08 hereof, so that there shall at all times be a Trustee hereunder.

Section 5.04                             Provisions as to Paying Agent.

(a)                                 If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, and Redemption Price for, the Securities in trust for the benefit of the holders of the Securities;

(ii)                                  that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, or Redemption Price for, the Securities when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, and Redemption Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price, or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, or Redemption Price for, the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, Fundamental Change Purchase Price, or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, Fundamental Change Purchase Price for, or Redemption Price for, the Securities when the same shall become due and payable.

(c)                                  Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)                                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, or Redemption Price for, any Security and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price, or Redemption Price has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.05                             Reports. The Company will file with the Trustee, within 15 calendar days after it is required to file the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act.  Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.05 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no responsibility to determine whether such filings have been made.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.06                             Statements as to Defaults.  In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto.

Section 5.07                             Supplementary Interest Notice.  If Supplementary Interest is payable by the Company pursuant to Section 6.04 hereof, the Company shall deliver to the Trustee an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Supplementary Interest that is payable and (b) the date on which such interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officer’s Certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable.  If the Company has paid Supplementary Interest directly to the Persons entitled to it, the Company shall promptly after such payment deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

ARTICLE 6.

REMEDIES

Section 6.01                             Reserved.

Section 6.02                             Events of Default.  Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a)                                 default in any payment of interest on any Security when due and payable, and the default continues for a period of 30 calendar days;

(b)                                 default in the payment of the principal of or any premium, if any, on any Security (including the Fundamental Change Purchase Price and the Redemption Price) when due and payable on the Maturity Date, upon required repurchase, upon any redemption, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligations under Article 4 hereof to convert the Securities into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for five (5) Business Days;

(d)                                 failure by the Company to comply with its obligations under Article 9 hereof;

(e)                                  failure by the Company to issue a notice in accordance with the provisions of Section 3.01(b) hereof or Section 4.01(b)(iii) hereof for a period of ten (10) calendar days after any such notice becomes due;

(f)                                   failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.02 specifically provided for or that is not applicable to the Securities), which notice shall state that it is a “Notice of Default” hereunder;

(g)                                  default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in an aggregate amount greater than $10,000,000 (or its foreign currency equivalent at the time), whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days, or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 days;

(h)                                 a final judgment for the payment of $10,000,000 (or its foreign currency equivalent at the time) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within forty five (45) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                                     the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment  of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)                                    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

Section 6.03                             Acceleration; Rescission and Annulment.

(a)                                 If an Event of Default (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j)) with respect to the Company occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then Outstanding, by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities then Outstanding to be due and payable immediately.  If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company occurs and is continuing, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Securities shall automatically become due and payable.

(b)                                 Notwithstanding anything to the contrary herein, the provisions of Section 6.03(a), however, are subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained herein provided that:

(i)                                     the Company pays or delivers, as the case may be, or deposits with the Trustee an amount of cash and the number of shares of Common Stock, if any (solely to settle outstanding conversions), sufficient to pay all matured installments of interest upon all the Securities, all cash and shares of Common Stock, if any, due upon the conversion of any and all converted Securities, and the principal of and accrued and unpaid interest, if any, on all Securities which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Securities to the date of such payment or deposit), and such amount as shall be sufficient to cover all amounts owing under the Indenture to the Trustee and its agents and counsel;

(ii)                                  rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)                               any and all Events of Default under this Indenture, other than the non-payment of the principal of the Securities that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from the failure to pay the Fundamental Change Purchase Price or the Redemption Price of a Security, to pay or deliver, as the case may be, the amount of cash, the number of shares of Common Stock or combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Security, or with respect to another covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (other than those resulting from the failure to pay the Fundamental Change Purchase Price or the Redemption Price of a Security, to pay or deliver, as the case may be, the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Security, or with respect to another covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent Default or shall impair any right consequent on such Default.

Section 6.04                             Supplementary Interest.

(a)                                 Notwithstanding any provisions of the Indenture to the contrary, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.02(f) relating to the Company’s failure to comply with Section 5.05 hereof, including with respect to the Company’s obligation under Section 314(a) of the Trust Indenture Act (a “Reporting Event of Default”), will consist exclusively of the right to receive additional interest on the Securities (“Supplementary Interest”) at a rate per year equal to (i) 0.25% of the principal amount of the Securities Outstanding for each day for the first 90 days after the occurrence of such Reporting Event of Default and (ii) 0.50% of the principal amount of the Securities Outstanding for each day for the second 90 days after the occurrence of such Reporting Events of Default, payable semiannually in arrears at the same time and in the same manner as regular interest on the Securities pursuant to Section 2.04 for each day during the 180-day period beginning on, and including, the day on which such Reporting Event of Default occurs and continues (and has neither been waived nor cured).  In no event shall Supplementary Interest accrue at a rate per year in excess of 0.25% or 0.50%, as the case may be, regardless of the number of Reporting Event of Default that could give rise to the requirement to pay Supplementary Interest.  With regard to any Reporting Event of Default, no Supplementary Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Securities shall exist, after such Reporting Event of Default has been cured.

(b)                                 On the 181st day after the date on which the Reporting Event of Default occurred (if such Reporting Event of Default has not been cured or waived prior to such 181st day), the Securities will be subject to acceleration as provided in Section 6.03 hereof.

(c)                                  In order to elect to pay the Supplementary Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Securities, the Trustee and the Paying Agent, each in writing, of such election prior to the beginning of such 180-day period.  Upon the Company’s failure to timely give such notice, the Securities shall be immediately subject to acceleration as provided in Section 6.03 hereof.  In the event the Company does not elect to pay Supplementary Interest following a Reporting Event of Default or the Company elected to pay Supplementary Interest but does not pay the Supplementary Interest when due, the Securities will be subject to acceleration as provided in Section 6.03 hereof.  Nothing in this Section 6.04 shall affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default.

Section 6.05                             Waiver of Past Defaults.  The Holders of a majority in principal amount of the Securities then outstanding may waive all past defaults (except with respect to nonpayment of the principal of, premium, if any, or interest on, or Fundamental Change Purchase Price or Redemption Price with respect to, any Securities when due, or the failure to pay or deliver as the case may be, the amount of cash, the number of shares of Common Stock or combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Security) and rescind any such acceleration with respect to the Securities and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.06                             Control by Majority.  At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 12 and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee.  Prior to taking any action hereunder, the Trustee will be entitled to indemnification and security satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07                             Limitation on Suits.  Subject to Section 6.08 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:

(a)                                 such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b)                                 the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c)                                  such Holder or Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d)                                 the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity or security; and

(e)                                  during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.

Section 6.08                             Rights of Holders to Receive Payment and to Convert.  Notwithstanding anything to the contrary elsewhere in this Indenture, the right, which is absolute and unconditional, of any Holder to receive payment of the principal of, premium, if any, interest on, Fundamental Change Purchase Price for, or Redemption Price for its Securities, on or after the respective due date, and to convert its Securities and receive the payment or delivery of cash, shares of Common Stock or combination of cash and shares of Common Stock, if any, as the case may be, due with respect to such Securities in accordance with Article 4 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09                             Collection of Indebtedness; Suit for Enforcement by Trustee.  If an Event of Default specified in Section 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Purchase Price for, Redemption Price for, and the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 12.06.

Section 6.10                             Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11                             Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 12.06.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 12.06 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12                             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13                             Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14                             Delay or Omission Not a Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.15                             Priorities.  If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST:  to the Trustee, its agents and attorneys for amounts due under Section 12.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, Fundamental Change Purchase Price for, Redemption Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD:  the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15.  If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16                             Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, or Redemption Price for any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 4 hereof.

Section 6.17                             Waiver of Stay, Extension and Usury Laws.  The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.18                             Notices from the Trustee.  Whenever a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver notice of such  Default to each Holder within 90 calendar days after the date on which such Default first occurred.  Except in the case of a Default in the payment of the principal (including the Fundamental Change Purchase Price and the Redemption Price) of, premium, if any, or interest on any Security or of a Default in the payment or delivery, as the case may be, of the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Security, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

ARTICLE 7.

SATISFACTION AND DISCHARGE

Section 7.01                             Satisfaction and Discharge of the Indenture.

(a)                                 When (x) the Company shall deliver to the Security Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (y) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, Redemption Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash, a number of shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date or a Redemption Date, by a verification report as to the sufficiency of the deposited amount from a nationally recognized firm of independent certified public accountants or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnification and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel and its agents, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 7.02                             Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 7.04 hereof, all monies and shares of Common Stock, as the case may be, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment, settlement or redemption of which such monies or shares of Common Stock, or both, as the case may be, have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03                             Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, as the case may be, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock, or both, as the case may be.

Section 7.04                             Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two (2) years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05                             Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock, or both, as the case may be, in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8.

SUPPLEMENTAL INDENTURES

Section 8.01                             Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)                                 to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities, including to eliminate any conflict with the Trust Indenture Act, that does not adversely affect Holders of the Securities;

(b)                                 to conform the terms of this Indenture or the Securities to the description thereof in the Preliminary Private Placement Circular related to the offering of the Securities, as evidenced by an Officer’s Certificate;

(c)                                  to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(d)                                 to add guarantees with respect to the Securities;

(e)                                  to secure the Securities;

(f)                                   to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by the Indenture;

(g)                                  to make any other change that does not materially adversely affect the rights of any Holder (other than any Holder that consents to such change);

(h)                                 to provide for a successor Trustee;

(i)                                     to comply with the Applicable Procedures; or

(j)                                    to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

Section 8.02                             Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities) and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)                                 reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b)                                 reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c)                                  reduce the principal of or premium, if any, on any Security or change the Maturity Date of any Security;

(d)                                 change the place or currency of payment on any Security;

(e)                                  make any change that impairs or adversely affects the conversion rights of any Securities;

(f)                                   reduce the Redemption Price or Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)                                  impair the right of any Holder of Securities to receive payment of principal of, premium, if any, and interest, if any, on, its Securities, or the right to receive payment or delivery, as the case may be, of the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of its Securities on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Securities;

(h)                                 modify the provisions with respect to the Company’s redemption rights as described under Article 10 hereof in a manner that is adverse to the rights of the Holders of the Securities;

(i)                                     modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Securities; or

(j)                                    make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions in Section 6.05 of this Indenture if such change is adverse to the rights of Holders of the Securities.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 calendar days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03                             Notice of Amendment or Supplement.  After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a notice briefly describing such amendment or supplement.  However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9.

SUCCESSOR COMPANY

Section 9.01                             Reserved.

Section 9.02                             Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 9.04, the Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)                                 the resulting, surviving, transferee or successor Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Securities;

(c)                                  the Company shall have undertaken commercially reasonable efforts to restructure the Securities so that, after any such transaction is given effect, any conversion of the

Securities would be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof;

(d)                                 the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.04; and

(e)                                  all the conditions specified in this Article 9 are met.

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture, and the Company shall be discharged from its obligations under the Securities and the Indenture except in the case of any such lease.

For purposes of this Section 9.02, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiary or  Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.

Section 9.03                             Successor Corporation to Be Substituted.  In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price and Redemption Price), if any, accrued and unpaid interest and accrued and unpaid Supplementary Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any Settlement Amount due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a conveyance, transfer or lease to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Securities will remain convertible based on the Common Stock and into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with Section 4.03 hereof, but subject to adjustment (if any) in accordance with Section 4.07 hereof.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 9.04                             Opinion of Counsel to Be Given to Trustee.  In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 9.

ARTICLE 10.

OPTIONAL REDEMPTION

Section 10.01                      Reserved.

Section 10.02                      Redemption Rights.  The Company shall not redeem the Securities prior to December 8, 2021, and no sinking fund is provided for the Securities.  On or after December 8, 2021, and prior to September 1, 2024 the Company may redeem any or all of the Securities, except for the Securities that the Company is required to purchase under Section 3.01, in cash at the applicable Redemption Price, provided that the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive), including at least one of the five Trading Days immediately preceding the date on which the Redemption Notice is issued, during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately prior to the date of the Redemption Notice exceeds 130% of the Conversion Price for the Securities in effect on each applicable Trading Day.  For the avoidance of doubt, neither the Trustee nor the Conversion Agent will have any responsibility for monitoring the condition described in the immediately preceding sentence.  The Company may elect to redeem any or all of the Securities pursuant to this Section 10.02 by providing a Redemption Notice pursuant to Section 10.04 hereof, not more than 45 Scheduled Trading Days but not less than 35 Scheduled Trading Days prior to the Redemption Date.  Simultaneously with providing such Redemption Notice, the Company shall publish a press release and publish such information on the Company’s website.

Section 10.03                      Redemption Price.  The “Redemption Price” for the Securities to be redeemed on any Redemption Date shall be an amount equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest, to, but excluding, the Redemption Date.  If the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date to the  holder of record as of the Close of Business on such Regular Record Date and the Redemption Price shall be an amount equal to 100% of the principal amount of the Securities being redeemed.

Section 10.04                      Redemption Notice.  Notice of redemption (a “Redemption Notice”) shall be given by first-class mail, postage prepaid (or in the case of a Global Security, sent in accordance with the Applicable Procedures), to each Holder of Securities to be redeemed at their addresses set forth in the Security Register.

(a)                                 The Redemption Notice shall state:

(i)                                     the Redemption Date (which must be a Business Day);

(ii)                                  the Redemption Price;

(iii)                               that on the Redemption Date, the Redemption Price will become due and payable upon each such Security, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv)                              the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(v)                                 that Holders have a right to convert the Securities called for redemption upon satisfaction of the requirements set forth in the Indenture;

(vi)                              the time at which the Holders’ right to convert the Securities called for redemption will expire, which will be the Close of Business on the Business Day immediately preceding the Redemption Date;

(vii)                           the procedures a converting Holder must follow to convert its Securities and the Settlement Method and Specified Dollar Amount, if any;

(viii)                        the Conversion Rate and, if applicable, the number of Additional Shares under Section 4.06 hereof; and

(ix)                              the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities.

(b)                                 A Redemption Notice shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least ten (10) Business Days before the Redemption Notice is required to be sent (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice.

(c)                                  A Redemption Notice shall be irrevocable.

(d)                                 A Redemption Notice, if mailed in the manner herein provided (or in the case of a Global Security sent in accordance with Applicable Procedures), shall be conclusively  presumed to have been duly given, whether or not a Holder receives such notice.  In any case, a failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Securities shall not affect the validity of the proceedings for the redemption of any other Securities.

Section 10.05                      Payment of Securities Called for Redemption.

(a)                                 If any Redemption Notice has been given in respect of the Securities in accordance with Section 10.04 hereof, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.  Any Securities redeemed by the Company shall be paid in cash.

(b)                                 Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.04 hereof, an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the Redemption Price for all of the Securities to be redeemed on such Redemption Date.  Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made promptly after the later of:

(i)                                     the Redemption Date for such Securities; and

(ii)                                  the time of presentation of such Securities to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 10.05.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c)                                  Any cash amounts due upon redemption in respect of the Securities presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees.

Section 10.06                      Redemption in Part.

(a)                                 If less than all of the Outstanding Securities are to be redeemed, the Trustee will select the Securities to be redeemed in principal amounts of $1,000 or multiples of $1,000, by lot or by another method the Trustee considers reasonable, fair and appropriate, provided, that in the case of a Global Security, the Securities to be redeemed will be selected in accordance with the Applicable Procedures.  If a portion of the Securities is selected for redemption and the Holder of such Securities converts a portion of its Securities, the converted portion shall be deemed to be of the portion selected for redemption, to the extent that the converted portion does not exceed the portion selected for redemption.

(b)                                 In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Securities during a period beginning at the Open of Business 15 calendar days before the giving of a Redemption Notice and ending at the  Close of Business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Securities to be redeemed or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part.

Section 10.07                      Restrictions on Redemption.  The Company may not redeem the Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Redemption Price with respect to such Securities).

ARTICLE 11.

MISCELLANEOUS

Section 11.01                      Effect on Successors and Assigns.  All agreements of the Company, the Trustee, the Security Registrar, the Paying Agent, the Bid Solicitation Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.

Section 11.02                      Governing Law.  This Indenture and the Securities, and any claim, controversy or dispute arising under or related to this Indenture or the Securities, will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

Section 11.03                      No Security Interest Created.  Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04                      Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.05                      Benefits of Indenture.  Nothing in this Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.06                      Calculations.  Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common

Stock, Daily VWAPs, accrued interest payable on the Securities and the Conversion Rate.  The Company shall make all these calculations in good faith and, absent manifest error, the  Company’s calculations shall be final and binding on Holders of Securities.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification and shall not be responsible for such calculations.  The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder at the sole cost and expense of the Company. For the avoidance of doubt, the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to Daily VWAPs, Trading Prices, Last Reported Sale Prices and the Conversion Rate, nor shall the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor  the price of the Common Stock or any Observation Period or to determine whether the Securities are convertible at any time.  Neither the Trustee nor the Conversion Agent will be responsible for performing any calculations under this Indenture.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 11.07                      Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.08                      Notices.  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronically (in “.pdf” or other format) or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

Array BioPharma Inc.

3200 Walnut Street

Boulder, CO 80301

Attn: Chief Financial Officer

with a copy to:

[Same address as above]

Attn: General Counsel

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A., as Trustee

400 South Hope Street, Suite 500

Los Angeles, CA 90071

Attention:  Corporate Trust Unit

Facsimile: (213) 630-6298

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; on the first date on which publication is made or electronic delivery made; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be electronically delivered, mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Securities Register kept by the Security Registrar.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent.  Each notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Security Registrar or the Conversion Agent, as the case may be, to the Company.

Section 11.09                      Reserved.

Section 11.10                      The Trustee.  The recitals in this Indenture are made by the Company only and not by the Trustee. The Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity or sufficiency of this Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 11.11                      No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

Section 11.12                      Company Representation.  The Company hereby represents and warrants that this Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 11.13                      Company-Owned Securities Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent, waiver or other action under this Indenture, Securities that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Securities that a Responsible Officer knows are so owned shall be so disregarded.  Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 11.13 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Securities and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 12.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 11.14                      Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE 12.

CONCERNING THE TRUSTEE

Section 12.01                      Duties and Responsibilities of the Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)                       prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)             the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding determined as provided in Sections 1.02, 6.06 and 11.13 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)         whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)          the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Security Registrar with respect to the Securities;

(f)           if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)          in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)         the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(i)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(k)         the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(l)             in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder in the exercise of any of its rights or powers.

Section 12.02                      Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 12.01:

(a)         the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)         any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)          the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(d)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(f)           the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 12.03                      No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds thereof.

Section 12.04                      Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Security Registrar May Own Securities. The Trustee, any Paying Agent, any Conversion Agent, the Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or any Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Security Registrar.

Section 12.05                      Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time in writing by the Company and the Trustee.

Section 12.06                      Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith.  The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any Holder or any other Person) of liability or in connection with enforcing the provisions of this Section 12.06.  The obligations of the Company under this Section 12.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except funds held in trust herewith for the benefit of the Holders of particular Securities.  The Trustee’s right to receive payment of any amounts due under this Section 12.06 shall not be subordinate to any other liability or indebtedness of the Company.  The obligation of the Company under this 12.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 12.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.02(i) or Section 6.02(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 12.07                      Officer’s Certificate as Evidence. Except as otherwise provided in Section 12.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture in reliance thereon.

Section 12.08                      Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 12.09                      Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 30 days’ written notice of such resignation to the Company.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Security or Securities for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.16 on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                   In case at any time any of the following shall occur:

(i)                                     the Trustee shall cease to be eligible in accordance with the provisions of Section 12.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)                                  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.16 any Holder who has been a bona fide holder of a Security or Securities for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                    The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, as determined in accordance with Sections 1.02 and 11.13, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 12.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 12.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.10.

Section 12.10                      Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 12.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 12.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 12.06.

No successor trustee shall accept appointment as provided in this Section 12.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 12.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders.  If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 12.11                      Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 12.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Securities either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 12.12                      Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 12.13                      Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Securities in connection with the original issuance thereof and transfers and exchanges of Securities hereunder as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Securities.  For all purposes of this Indenture, the authentication and delivery of Securities by the authenticating agent shall be deemed to be authentication and delivery of such Securities “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Securities for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 12.08.

Section 12.14                      Withholding Taxes. Notwithstanding anything to the contrary, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note.

Section 12.15                      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                 An Officer’s Certificate in form satisfactory to the Trustee (which shall include the statements set forth in Section 12.16 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 An Opinion of Counsel in form satisfactory to the Trustee (which shall include the statements set forth in Section 12.16 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.16                      Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.17                      Foreign Account Tax Compliance Act (FATCA). Each of the Company and the Trustee agrees to provide the other with such reasonable information as it has in its possession to enable the determination of whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”). The Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ARRAY BIOPHARMA INC.

By:	/s/ Jason Haddock
Name:	Jason Haddock
Title:	Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Valere Boyd
Name:	Valere Boyd
Title:	Vice President

[Signature Page to Indenture]

EXECUTION VERSION

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Stock Price and the dates set forth below.

Stock Price

Effective date	$11.6651	$13.00	$15.46	$17.50	$20.09	$22.50	$25.00	$30.00	$35.00	$45.00	$55.00	$70.00	$85.00	$100.00
December 1, 2017	21.0271	17.3662	12.6895	10.0811	7.7561	6.2231	5.0476	3.4673	2.4800	1.3582	0.7698	0.3110	0.0898	0.0000
December 1, 2018	21.0271	17.0892	12.2801	9.6360	7.3136	5.8058	4.6648	3.1580	2.2354	1.2076	0.6780	0.2703	0.0767	0.0000
December 1, 2019	21.0271	16.8000	11.8098	9.1160	6.7944	5.3164	4.2188	2.8033	1.9597	1.0429	0.5798	0.2277	0.0646	0.0000
December 1, 2020	21.0271	16.4315	11.2063	8.4526	6.1394	4.7076	3.6716	2.3803	1.6391	0.8600	0.4749	0.1841	0.0502	0.0000
December 1, 2021	21.0271	15.8938	10.3616	7.5434	5.2643	3.9138	2.9756	1.8650	1.2626	0.6558	0.3615	0.1399	0.0392	0.0000
December 1, 2022	21.0271	15.0785	9.1074	6.2297	4.0513	2.8569	2.0860	1.2523	0.8389	0.4400	0.2440	0.0914	0.0224	0.0000
December 1, 2023	21.0271	13.7477	7.0052	4.1280	2.2792	1.4449	0.9924	0.5837	0.4037	0.2247	0.1265	0.0440	0.0067	0.0000
December 1, 2024	21.0271	12.2246	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend (the “Global Securities Legend”):]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

ARRAY BIOPHARMA INC.
2.625% Convertible Senior Notes due 2024

No.:                                                                         [          ]

CUSIP:                                                       04269X AB1

ISIN:                                                                  US04269XAB10

Initial Principal Amount $[          ] [For Global Securities, include the following: as revised by the Schedule of Increases and Decreases in the Global Security attached hereto]

Array BioPharma Inc., a Delaware corporation (the “Company”), promises to pay to [          ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of [add principal amount in words] ($[          ]) on December 1, 2024 (the “Maturity Date”).

Interest Payment Dates:  June 1 and December 1.

Regular Record Dates:  May 15 and November 15.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, ARRAY BIOPHARMA INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

ARRAY BIOPHARMA INC.

By:
Name:
Title:

This is one of the Securities of the series designated therein, referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

ARRAY BIOPHARMA INC.
2.625% Convertible Senior Notes due 2024

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under the Indenture dated as of December 1, 2017 (the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security does not benefit from a sinking fund.  This Security shall be redeemable at the Company’s option in accordance with Article 10 of the Indenture.  This Security is not subject to redemption at the option of the Company prior to December 8, 2021.  On or after December 8, 2021 and prior to September 1, 2024, provided that the Last Reported Sale Price of the Common Stock exceeds 130% of the Conversion Price for the Securities during a period specified in Section 10.02 of the Indenture, the Company may redeem for cash all or portions of the Securities at a Redemption Price specified in Section 10.03 of the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding September 1, 2024, and (ii) on or after September 1, 2024, at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash, a number of shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as the case may be, determined in accordance with Article 4 of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, the Redemption Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory thereto, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal of, any premium or interest on, the Fundamental Change Purchase Price for, or the Redemption Price for this Security, on or after the respective due date, or the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Security, expressed in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price and the Redemption Price), premium, interest on and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Security of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.  If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  Array BioPharma Inc.

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted.  If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (if less than all):

$

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The

Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Securities are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address (including zip code)

(Social Security or other Taxpayer Identifying Number)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:  Array BioPharma Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Array BioPharma Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be converted (if less than all):

$

Certificate number (if Securities are in certificated form)

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Security)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,                                       hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer Identification Number of assignee)

the within Security, and hereby irrevocably constitutes and appoints to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature(s)

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

ATTACHMENT 4

[Insert for Global Security]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL SECURITY
Initial Principal Amount of Global Security:

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar, Security Custodian or authorized signatory of Trustee